UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

In connection with the appointment of John I. Von Lehman on August 27, 2008, to the Board of Directors of American Financial Group, Inc. (the "Company") as described in Item 5.02 below, the Company entered into an indemnification agreement with Mr. Von Lehman, substantially in the form filed as an exhibit hereto as has been entered into with other directors and officers of the Company from time to time in the ordinary course of business. The indemnification agreement generally requires the Company to indemnify and hold an indemnified representative harmless to the greatest extent permitted by Ohio law for liabilities arising out of the indemnified representative's service to the Company as an officer or director, if the indemnified representative acted in good faith and in a manner the indemnified representative reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreement also provides for the advancement of expenses by the Company.

A form of the indemnification agreement, which AFG enters into with its officers and directors, is attached hereto as Exhibit 10.1.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2008, the Board of Directors of American Financial Group, Inc. (the "Company") added John I. Von Lehman as a director. Mr. Von Lehman has also been appointed to serve as a member of the Audit Committee of the Board.

Mr. Von Lehman, age 56, began his career as a Certified Public Accountant with Haskins & Sells, a predecessor of Deloitte. Mr. Von Lehman served The Midland Company, an Ohio-based provider of specialty insurance products and services ("Midland"), in various capacities, including as Chief Financial Officer from 1988 to 2006, as Executive Vice President from 1996 to 2007 and as Secretary from 1998 to 2007. Mr. Von Lehman also served as a director of Midland from 1991 to 2007.

Mr. Von Lehman satisfies the categorical independence standards set forth in the Company's Corporate Governance Guidelines and has been determined by the independent directors of the Company's Board of Directors to be an independent director and to satisfy the requirements for Audit Committee membership. The Board has designated Mr. Von Lehman as an audit committee financial expert under Item 407(d) of Regulation S-K.

There is no arrangement or understanding between Mr. Von Lehman and any other person pursuant to which Mr. Von Lehman was elected as a director of the Company. There are no transactions in which Mr. Von Lehman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    Financial statements of business acquired.  Not applicable.
    Pro forma financial information.  Not applicable.
    Exhibits
Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN FINANCIAL GROUP, INC.

Date: August 28, 2008
By: Karl J. Grafe
Karl J. Grafe
Vice President